Exhibit 99.2

REVOCABLE PROXY

BLUE FOUNDRY BANCORP

SPECIAL MEETING OF STOCKHOLDERS

January 29, 2026

The undersigned hereby appoints the official proxy committee consisting of our Board of Directors, with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of our common stock that the undersigned is entitled to vote at the Special Meeting of Blue Foundry Stockholders (the “Blue Foundry special meeting”) to be held via live webcast only on January 29, 2026 at 11:00 a.m., Eastern Time. The official proxy committee is authorized to cast all votes to which the undersigned is entitled as follows:

FOR	AGAINST	ABSTAIN

1.  A proposal to approve and adopt the Agreement and Plan of Merger, dated as of November 24, 2025, by and between Fulton Financial Corporation and Blue Foundry Bancorp (the “Blue Foundry merger proposal”);

☐	☐	☐
FOR	AGAINST	ABSTAIN

2.  A proposal to adjourn the Blue Foundry special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes at the time of the Blue Foundry special meeting to approve and adopt the Blue Foundry merger proposal or to ensure that any supplement or amendment to the accompanying proxy statement/prospectus is timely provided to Blue Foundry stockholders.

☐	☐	☐

The Board of Directors recommends a vote “FOR” each of the above-listed proposals.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS STATED ABOVE.

Dated: _________________________

PRINT NAME OF STOCKHOLDER	PRINT NAME OF STOCKHOLDER

SIGNATURE OF STOCKHOLDER	SIGNATURE OF STOCKHOLDER

Please sign exactly as your name appears on this card. Only one signature is required in the case of joint holders. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

Should the above-signed be present, virtually, and elect to vote at the Blue Foundry special meeting or at any adjournment or postponement thereof and after notification to the Secretary of Blue Foundry Bancorp at the Blue Foundry special meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of Blue Foundry Bancorp at the address set forth on the Notice of Virtual Special Meeting of Blue Foundry Stockholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the Blue Foundry special meeting.

The above-signed acknowledges receipt from Blue Foundry Bancorp, prior to the execution of this proxy, of a Notice of Virtual Special Meeting of Blue Foundry Stockholders and a proxy statement/prospectus.

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